UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      July 27, 2011

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                            (212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of IntraLinks Holdings, Inc. (the “Company”) was held on July 27, 2011. A total of 51,824,704 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing approximately 95.9% of the total outstanding eligible votes.  At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

1.           The Company’s stockholders re-elected each of the following two (2) Class I members to the Board of Directors of the Company to hold office until the 2014 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Nominee	FOR	WITHHELD	BROKER NON-VOTE
Thomas Hale	48,049,731	736,513	3,038,460
J. Chris Scalet	48,049,699	736,545	3,038,460

2.           The Company’s stockholders approved the non-binding, advisory resolution on the executive compensation of the Company’s named executive officers.

FOR	ABSTAIN	AGAINST	BROKER NON-VOTE

47,909,893	856,876	19,475	3,038,460

3.           The option to hold advisory votes on the executive compensation of the Company’s named executive officers on an annual basis received the highest number of votes from the Company’s stockholders.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE

45,286,545	604,947	2,888,102	6,650	3,038,460

4.           The Company’s stockholders ratified the selection of PricewaterhouseCoopers, LLC, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2011.

FOR	ABSTAIN	AGAINST	BROKER NON-VOTE
51,633,697	174,296	16,711	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2011

INTRALINKS HOLDINGS, INC.

By:	/s/ David G. Curran
David G. Curran
Executive Vice President,
Business and Legal Affairs